Exhibit 99

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
716-857-6987
Release Date: Immediate February 5, 2009
Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS FIRST QUARTER RESULTS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced results for the first quarter of its 2009 fiscal year (the quarter ended December 31, 2008).
HIGHLIGHTS
•	National Fuel is reporting a loss for the quarter of $42.7 million or $0.53 per share. The loss is due to the previously announced $108.2 million (after tax), non-cash impairment charge to write down the book value of its oil and natural gas producing properties as a result of significantly lower commodity prices at December 31, 2008.

•	Quarterly operating results, before items impacting comparability (“Operating Results”) for the quarter were $64.3 million, or $0.80 per share compared to $70.6 million or $0.82 per share for the prior year’s first quarter. The main drivers causing the decrease in Operating Results were lower average crude oil prices realized and lower natural gas production in the Exploration and Production segment during the quarter.

•	Production of crude oil and natural gas during the quarter ended December 31, 2008 decreased 1.1 billion cubic feet equivalent (“Bcfe”) compared to the prior year’s first quarter, mainly due to lingering curtailments in the Gulf of Mexico caused by Hurricane Ike. All pre-hurricane production is expected to be back on line by the end of the second quarter. Total forecast production for the entire 2009 fiscal year remains in the previously announced range between 38 and 44 Bcfe.

•	The Company is revising its GAAP earnings guidance range for fiscal 2009 to a range of $1.10 to $1.30 per share. This guidance includes the impairment charge ($1.35 per share) noted above, and assumes flat NYMEX equivalent pricing of $5.50 per MMBtu for natural gas and $45.00 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

•	A conference call is scheduled for Friday, February 6, 2009, at 11:00 am Eastern Standard Time.
MANAGEMENT COMMENTS
     David F. Smith, President and Chief Executive Officer of National Fuel Gas Company stated: “The volatility and turmoil in the financial markets and worldwide economy during the
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past several months have also affected National Fuel and the energy industry as a whole. The continued decrease in commodity prices since July has had a significant negative impact on our financial results, contributing to the large ceiling test write-down as well as the drop in recurring earnings. While there is little we can do to influence global commodity prices, we are acutely focused on operating our assets in the most effective way possible. In that regard, we’ve seen great success, particularly in our regulated segments, which performed flawlessly in the face of significant weather variations, and which delivered stable and predictable earnings that are in line with our last rate awards.
     We’ve long believed in our integrated business model. The value of that model has been particularly evident over the past few quarters. When commodity prices peaked over the summer, we enjoyed record earnings. Even though prices have now cycled lower, we still expect that our operating companies will generate sufficient cash to fund our operations and allow us to comfortably continue our dividend payments. Looking to the future, we expect the overall business environment will continue to be challenging. But, more than ever, we believe that the quality and diversity of our operating results, coupled with our long-standing commitment to fiscal discipline, position us to capitalize on future opportunities.”
SUMMARY OF RESULTS
     National Fuel had a consolidated loss for the quarter ended December 31, 2008 of $42.7 million, or $0.53 per share, compared to the prior year’s first quarter earnings of $70.6 million or $0.82 per share. (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars, and all amounts used in the earnings and Operating Results discussions are after tax unless otherwise noted).

	Three Months
	Ended December 31,
(in thousands except per share amounts)	2008	2007
Reported GAAP earnings	$(42,678)	$70,604
Items impacting comparability[1]:

Impairment of oil and gas producing properties	108,207
Impairment of investment in partnership	1,085
Gain on life insurance proceeds	(2,312)

Operating Results	$64,302	$70,604

Reported GAAP earnings per share	$(0.53)	$0.82
Items impacting comparability[1]:

Impairment of oil and gas producing properties	1.35
Impairment of investment in partnership	0.01
Gain on life insurance proceeds	(0.03)

Operating Results	$0.80	$0.82

[1]	See discussion of these items below.
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     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the first quarters of fiscal 2009 and fiscal 2008. Excluding these items, Operating Results for the current first quarter of $64.3 million or $0.80 per share decreased $6.3 million, or $0.02 per share, from the prior year’s first quarter. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     The following discussion of the earnings of each segment is summarized in a tabular form at pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion. The Company is reporting financial results for four business segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Previously the Company reported separate results for the Timber segment. During the quarter ended December 31, 2008, the Company made the decision to eliminate the Timber segment as a reportable segment based on the fact that the Timber operations do not meet any of the quantitative thresholds specified by Generally Accepted Accounting Principles. Results from the former Timber segment are now included in the All Other category.
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves mainly in California, in the Appalachian region and in the Gulf of Mexico.
     The Exploration and Production segment’s loss in the first quarter of fiscal 2009 of $83.6 million, or $1.04 per share, is a decrease of $117.6 million, or $1.43 per share, when compared with the prior year’s first quarter. The decrease was mainly due to a non-cash charge of $108.2 million to write down the value of Seneca’s oil and natural gas producing properties.
     Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on period end spot prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling.
     Excluding the impact of the ceiling test charge this quarter, Operating Results in the Exploration and Production segment were $24.7 million or $0.31 per share, compared to $34.0 million or $0.39 per share in the first quarter of the prior year. The decrease was primarily due to lower crude oil prices realized after hedging and lower natural gas production. For the quarter ended December 31, 2008, the weighted average oil price received by Seneca (after hedging) was $64.34 per barrel (“Bbl”), a decrease of $8.25 per Bbl, from the prior year’s first quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended December 31, 2008, was $8.90 per thousand cubic feet (“Mcf”), an increase of $1.00 per Mcf compared to the prior year’s first quarter.
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     Overall production for the quarter ended December 31, 2008 was 9.6 Bcfe, a decrease of 1.1 Bcfe compared to the prior year’s first quarter. Hurricane related shut-ins were responsible for most of the 1.2 Bcfe decrease in production of Seneca’s Gulf division. Two significant producing properties were shut-in for the entire first quarter due to repair work on third party pipelines and onshore processing facilities. Production was also slightly lower in the East division primarily due to compressor downtime and pipeline constraints. Higher production in the West partially offset the decreases in the other divisions.
     Other items impacting Operating Results for the quarter were higher lease operating expenses (“LOE”) and general and administrative (“G&A”) expenses. The increase in LOE is mainly due to higher production taxes related to increased production from the High Island 24L and 23L fields located in the Gulf division, higher property taxes and increased well repair costs associated with higher than normal activity in the West, and an increase in the number of producing properties in Appalachia. G&A expenses increased primarily due to a bad debt charge related to a customer’s bankruptcy filing. Additional staffing and associated costs in the East division also contributed to the higher G&A expenses.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline Inc. (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $17.2 million, or $0.21 per share, for the quarter ended December 31, 2008, increased $4.4 million, or $0.06 per share, when compared with the same period in the prior fiscal year. The increase is mainly the result of higher transportation and storage revenues and higher efficiency gas revenues. The increase in transportation and storage revenues was largely due to the addition of several new contracts for firm transportation service. The higher efficiency gas revenues were due to higher transported volumes. Also contributing to the higher earnings was an increase in the allowance for funds used during construction related to the construction of the Empire Connector that was placed in service in mid-December 2008. Because of the mid-December start-up date, the Empire Connector did not make a significant contribution to volumes or revenues for the quarter ended December 31, 2008.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $22.1 million, or $0.28 per share, for the quarter ended December 31, 2008, increased $1.9 million, or $0.04 per share compared to the prior year’s first quarter.
     In the New York division, earnings increased $1.3 million. The increase was due to lower operating expenses mainly related to the rate of accrual for postretirement benefit expenses and lower interest expense this quarter. A decrease in margins partially offset the increase in
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earnings for the current quarter compared to the prior year’s first quarter. The decrease in margins was primarily due to the rate design change approved by the New York State Public Service Commission’s December 28, 2007 rate order.
     Earnings increased $0.6 million in the Pennsylvania division, primarily due to weather that was colder than the prior year. This increase was partially offset by higher bad debt expense.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended December 31, 2008 of $0.6 million decreased $0.4 million from the first quarter last year. This decrease is mainly due to lower margins.
Corporate and All Other
     Other active, wholly owned subsidiaries of the Company include Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from New York and Pennsylvania land holdings; Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the first quarter of fiscal 2009 decreased $1.6 million when compared to the prior year’s first quarter. The comparability of the quarterly results is impacted by a $2.3 million gain recognized on corporate-owned executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC, a partnership that owns an 80-megawatt combined cycle, natural gas-fired power plant in the town of North East, Pennsylvania. Excluding these items, Operating Results decreased $2.8 million due to lower margins from the timber operations as a result of decreased sales volumes and prices, lower margins experienced in the landfill gas operations, and a decrease in income from unconsolidated subsidiaries. Also contributing to the decrease in Operating Results were higher interest expense and lower interest income. Lower corporate operating expenses partially offset the decrease in Operating Results. Expenses related to a proxy contest in the prior year did not recur in fiscal 2009.
EARNINGS GUIDANCE
     The Company is revising its earnings guidance for fiscal 2009 to reflect actual first quarter results as well as a change in pricing assumptions for crude oil and natural gas. The revised GAAP earnings range is $1.10 to $1.30 per share. This includes the impairment charge ($1.35 per share) noted previously, forecast oil and gas production for fiscal 2009 for the Exploration and Production segment in the range between 38 and 44 Bcfe, hedges currently in place, and
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NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $5.50 per MMBtu for natural gas and $45.00 per Bbl for crude oil.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, February 6, 2009, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-783-2146, and using the passcode “16850387.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same Web site link and by phone at (toll free) 1-888-286-8010 using passcode “64283323.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 13, 2009.
     Additional information about National Fuel is available on its Internet Web site: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural
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gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and natural gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including shortages, delays or unavailability of equipment and services required in drilling operations; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2008

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

First quarter 2008 GAAP earnings	$34,022	$12,778	$20,217	$954	$2,633	$70,604

Drivers of operating results
Higher (lower) crude oil prices	(4,428)					(4,428)
Higher (lower) natural gas prices	3,005					3,005
Higher (lower) natural gas production	(5,907)					(5,907)
Higher (lower) crude oil production	156					156
Lower (higher) lease operating expenses	(1,325)					(1,325)
Lower (higher) depreciation / depletion	586					586

Higher (lower) transportation and storage revenues		1,218				1,218
Higher (lower) efficiency gas revenues		1,306				1,306
Lower (higher) operating expenses	(1,652)		1,249		1,080	677

Colder weather in Pennsylvania			824			824

Higher (lower) income from unconsolidated subsidiaries					(840)	(840)

Higher (lower) margins			(1,419)	(152)	(1,664)	(3,235)

Higher AFUDC *		2,055				2,055
Higher (lower) interest income	(1,624)				(1,220)	(2,844)
(Higher) lower interest expense	1,515		771		(544)	1,742

All other / rounding	302	(181)	446	(203)	344	708

First quarter 2009 operating results	24,650	17,176	22,088	599	(211)	64,302
Items impacting comparability:
Gain on life insurance policies					2,312	2,312
Impairment of investment in partnership					(1,085)	(1,085)
Impairment of oil and gas properties	(108,207)					(108,207)

First quarter 2009 GAAP earnings	$(83,557)	$17,176	$22,088	$599	$1,016	$(42,678)

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2008

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

First quarter 2008 GAAP earnings	$0.39	$0.15	$0.24	$0.01	$0.03	$0.82

Drivers of operating results
Higher (lower) crude oil prices	(0.06)					(0.06)
Higher (lower) natural gas prices	0.04					0.04
Higher (lower) natural gas production	(0.07)					(0.07)
Higher (lower) crude oil production	—					—
Lower (higher) lease operating expenses	(0.02)					(0.02)
Lower (higher) depreciation / depletion	0.01					0.01

Higher (lower) transportation and storage revenues		0.02				0.02
Higher (lower) efficiency gas revenues		0.02				0.02
Lower (higher) operating expenses	(0.02)		0.02		0.01	0.01

Colder weather in Pennsylvania			0.01			0.01

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins			(0.02)	—	(0.02)	(0.04)

Higher AFUDC *		0.03				0.03
Higher (lower) interest income	(0.02)				(0.02)	(0.04)
(Higher) lower interest expense	0.02		0.01		(0.01)	0.02

All other / rounding	0.04	(0.01)	0.02	—	0.01	0.06

First quarter 2009 operating results Items impacting comparability:	0.31	0.21	0.28	0.01	(0.01)	0.80
Gain on life insurance policies					0.03	0.03
Impairment of investment in partnership					(0.01)	(0.01)
Impairment of oil and gas properties	(1.35)					(1.35)

First quarter 2009 GAAP earnings	$(1.04)	$0.21	$0.28	$0.01	$0.01	$(0.53)

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	(Unaudited)
SUMMARY OF OPERATIONS	2008	2007
Operating Revenues	$607,163	$568,268

Operating Expenses:
Purchased Gas	328,733	278,010
Operation and Maintenance	101,334	102,455
Property, Franchise and Other Taxes	18,762	17,672
Depreciation, Depletion and Amortization	42,342	44,121
Impairment of Oil and Gas Producing Properties	182,811	—

	673,982	442,258

Operating Income (Loss)	(66,819)	126,010

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(686)	2,275
Other Income	5,327	1,253
Interest Income	1,892	3,093
Interest Expense on Long-Term Debt	(18,056)	(16,289)
Other Interest Expense	375	(724)

Income (Loss) Before Income Taxes	(77,967)	115,618

Income Tax Expense (Benefit)	(35,289)	45,014

Net Income (Loss) Available for Common Stock	$(42,678)	$70,604

Earnings (Loss) Per Common Share:
Basic	$(0.54)	$0.84

Diluted	$(0.53)	$0.82

Weighted Average Common Shares:
Used in Basic Calculation	79,289,005	83,611,177

Used in Diluted Calculation	80,167,893	85,819,534

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2008	2008

ASSETS
Property, Plant and Equipment	$4,982,596	$4,873,969
Less — Accumulated Depreciation, Depletion and Amortization	1,938,841	1,719,869

Net Property, Plant and Equipment	3,043,755	3,154,100

Current Assets:
Cash and Temporary Cash Investments	136,685	68,239
Hedging Collateral Deposits	3,743	1
Receivables — Net	229,220	185,397
Unbilled Utility Revenue	79,404	24,364
Gas Stored Underground	64,279	87,294
Materials and Supplies — at average cost	25,694	31,317
Unrecovered Purchased Gas Costs	26,716	37,708
Other Current Assets	56,385	65,158
Deferred Income Taxes	6,340	—

Total Current Assets	628,466	499,478

Other Assets:
Recoverable Future Taxes	83,541	82,506
Unamortized Debt Expense	13,531	13,978
Other Regulatory Assets	190,890	189,587
Deferred Charges	4,233	4,417
Other Investments	69,801	80,640
Investments in Unconsolidated Subsidiaries	13,443	16,279
Goodwill	5,476	5,476
Intangible Assets	25,620	26,174
Prepaid Post-Retirement Benefit Costs	20,775	21,034
Fair Value of Derivative Financial Instruments	111,303	28,786
Other	13,353	7,732

Total Other Assets	551,966	476,609

Total Assets	$4,224,187	$4,130,187

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 79,512,716 Shares and 79,120,544 Shares, Respectively	$79,513	$79,121
Paid in Capital	580,377	567,716
Earnings Reinvested in the Business	884,476	953,799

Total Common Shareholders’ Equity Before Items of Other Comprehensive Income	1,544,366	1,600,636
Accumulated Other Comprehensive Income	50,101	2,963

Total Comprehensive Shareholders’ Equity	1,594,467	1,603,599
Long-Term Debt, Net of Current Portion	999,000	999,000

Total Capitalization	2,593,467	2,602,599

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	66,000	—
Current Portion of Long-Term Debt	100,000	100,000
Accounts Payable	197,968	142,520
Amounts Payable to Customers	4,715	2,753
Dividends Payable	25,841	25,714
Interest Payable on Long-Term Debt	15,557	22,114
Customer Advances	30,093	33,017
Other Accruals and Current Liabilities	65,415	45,220
Deferred Income Taxes	—	1,871
Fair Value of Derivative Financial Instruments	2,941	1,362

Total Current and Accrued Liabilities	508,530	374,571

Deferred Credits:
Deferred Income Taxes	604,044	634,372
Taxes Refundable to Customers	18,452	18,449
Unamortized Investment Tax Credit	4,516	4,691
Cost of Removal Regulatory Liability	103,877	103,100
Other Regulatory Liabilities	96,378	91,933
Pension and Other Post-Retirement Liabilities	73,076	78,909
Asset Retirement Obligations	92,597	93,247
Other Deferred Credits	129,250	128,316

Total Deferred Credits	1,122,190	1,153,017

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,224,187	$4,130,187

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	December 31,
(Thousands of Dollars)	2008	2007

Operating Activities:
Net Income (Loss) Available for Common Stock	$(42,678)	$70,604
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	182,811	—
Depreciation, Depletion and Amortization	42,342	44,121
Deferred Income Taxes	(69,626)	5,296
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	1,032	431
Impairment of Investment in Partnership	1,804	—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(5,927)	(16,275)
Other	6,628	4,916
Change in:
Hedging Collateral Deposits	(3,742)	2,070
Receivables and Unbilled Utility Revenue	(98,914)	(127,894)
Gas Stored Underground and Materials and Supplies	20,971	(186)
Unrecovered Purchased Gas Costs	10,992	2,583
Prepayments and Other Current Assets	14,958	10,422
Accounts Payable	3,705	42,398
Amounts Payable to Customers	1,962	(1,228)
Customer Advances	(2,924)	635
Other Accruals and Current Liabilities	30,407	25,400
Other Assets	12,560	10,163
Other Liabilities	(6,217)	1,889

Net Cash Provided by Operating Activities	$100,144	$75,345

Investing Activities:
Capital Expenditures	$(84,268)	$(69,744)
Cash Held in Escrow	—	58,397
Net Proceeds from Sale of Oil and Gas Producing Properties	—	1,500
Other	(632)	(761)

Net Cash Used in Investing Activities	$(84,900)	$(10,608)

Financing Activities:
Change in Notes Payable to Banks and Commercial Paper	$66,000	$—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	5,927	16,275
Reduction of Long-Term Debt	—	(24)
Dividends Paid on Common Stock	(25,714)	(25,873)
Proceeds From Issuance of Common Stock	6,989	9,846

Net Cash Provided by Financing Activities	$53,202	$224

Net Increase in Cash and Temporary Cash Investments	68,446	64,961
Cash and Temporary Cash Investments at Beginning of Period	68,239	124,806

Cash and Temporary Cash Investments at December 31	$136,685	$189,767

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2008	2007	Variance

Total Operating Revenues	$96,712	$107,955	$(11,243)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	7,092	5,580	1,512
Lease Operating Expense	12,614	11,727	887
All Other Operation and Maintenance Expense	2,630	1,736	894
Property, Franchise and Other Taxes (Lease Operating Expense)	2,955	1,801	1,154
Depreciation, Depletion and Amortization	23,144	24,045	(901)
Impairment of Oil and Gas Producing Properties	182,811	—	182,811

	231,246	44,889	186,357

Operating Income (Loss)	(134,534)	63,066	(197,600)

Other Income (Expense):
Interest Income	1,389	3,888	(2,499)
Other Income	—	82	(82)
Other Interest Expense	(8,814)	(11,144)	2,330

Income (Loss) Before Income Taxes	(141,959)	55,892	(197,851)
Income Tax Expense (Benefit)	(58,402)	21,870	(80,272)

Net Income (Loss)	$(83,557)	$34,022	$(117,579)

Net Income (Loss) Per Share (Diluted)	$(1.04)	$0.39	$(1.43)

	Three Months Ended
	December 31,
PIPELINE AND STORAGE SEGMENT	2008	2007	Variance

Revenues from External Customers	$35,267	$31,884	$3,383
Intersegment Revenues	20,837	20,347	490

Total Operating Revenues	56,104	52,231	3,873

Operating Expenses:
Purchased Gas	14	5	9
Operation and Maintenance	16,147	15,999	148
Property, Franchise and Other Taxes	4,239	4,273	(34)
Depreciation, Depletion and Amortization	7,853	8,109	(256)

	28,253	28,386	(133)

Operating Income	27,851	23,845	4,006

Other Income (Expense):
Interest Income	13	94	(81)
Other Income	2,787	690	2,097
Interest Expense on Long-Term Debt	—	(16)	16
Other Interest Expense	(3,667)	(3,035)	(632)

Income Before Income Taxes	26,984	21,578	5,406
Income Tax Expense	9,808	8,800	1,008

Net Income	$17,176	$12,778	$4,398

Net Income Per Share (Diluted)	$0.21	$0.15	$0.06

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2008	2007	Variance

Revenues from External Customers	$349,637	$327,125	$22,512
Intersegment Revenues	4,553	4,299	254

Total Operating Revenues	354,190	331,424	22,766

Operating Expenses:
Purchased Gas	241,896	219,123	22,773
Operation and Maintenance	49,614	50,981	(1,367)
Property, Franchise and Other Taxes	11,126	11,098	28
Depreciation, Depletion and Amortization	9,723	10,042	(319)

	312,359	291,244	21,115

Operating Income	41,831	40,180	1,651

Other Income (Expense):
Interest Income	796	198	598
Other Income	275	345	(70)
Other Interest Expense	(6,066)	(7,251)	1,185

Income Before Income Taxes	36,836	33,472	3,364
Income Tax Expense	14,748	13,255	1,493

Net Income	$22,088	$20,217	$1,871

Net Income Per Share (Diluted)	$0.28	$0.24	$0.04

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2008	2007	Variance

Operating Revenues	$115,007	$86,719	$28,288

Operating Expenses:
Purchased Gas	112,450	83,929	28,521
Operation and Maintenance	1,468	1,346	122
Property, Franchise and Other Taxes	7	10	(3)
Depreciation, Depletion and Amortization	11	11	—

	113,936	85,296	28,640

Operating Income	1,071	1,423	(352)

Other Income (Expense):
Interest Income	3	25	(22)
Other Income	43	58	(15)
Other Interest Expense	(135)	(84)	(51)

Income Before Income Taxes	982	1,422	(440)
Income Tax Expense	383	468	(85)

Net Income	$599	$954	$(355)

Net Income Per Share (Diluted)	$0.01	$0.01	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2008	2007	Variance

Revenues from External Customers	$10,325	$14,450	$(4,125)
Intersegment Revenues	2,322	2,714	(392)

Total Operating Revenues	12,647	17,164	(4,517)

Operating Expenses:
Purchased Gas	1,960	2,202	(242)
Operation and Maintenance	9,532	11,017	(1,485)
Property, Franchise and Other Taxes	365	420	(55)
Depreciation, Depletion and Amortization	1,438	1,742	(304)

	13,295	15,381	(2,086)

Operating Income (Loss)	(648)	1,783	(2,431)

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(686)	2,275	(2,961)
Interest Income	249	405	(156)
Other Income	1	9	(8)
Other Interest Expense	(773)	(1,147)	374

Income (Loss) Before Income Taxes	(1,857)	3,325	(5,182)
Income Tax Expense (Benefit)	(989)	589	(1,578)

Net Income (Loss)	$(868)	$2,736	$(3,604)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.03	$(0.04)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
CORPORATE	2008	2007	Variance

Revenues from External Customers	$215	$135	$80
Intersegment Revenues	1,003	961	42

Total Operating Revenues	$1,218	$1,096	$122

Operating Expenses:
Operation and Maintenance	3,365	5,141	(1,776)
Property, Franchise and Other Taxes	70	70	—
Depreciation, Depletion and Amortization	173	172	1

	3,608	5,383	(1,775)

Operating Loss	(2,390)	(4,287)	1,897

Other Income (Expense):
Interest Income	20,984	22,704	(1,720)
Other Income	2,221	69	2,152
Interest Expense on Long-Term Debt	(18,056)	(16,273)	(1,783)
Other Interest Expense	(1,712)	(2,284)	572

Income (Loss) Before Income Taxes	1,047	(71)	1,118
Income Tax Expense (Benefit)	(837)	32	(869)

Net Income (Loss)	$1,884	$(103)	$1,987

Net Income (Loss) Per Share (Diluted)	$0.02	$—	$0.02

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2008	2007	Variance

Intersegment Revenues	$(28,715)	$(28,321)	$(394)

Operating Expenses:
Purchased Gas	(27,587)	(27,249)	(338)
Operation and Maintenance	(1,128)	(1,072)	(56)

	(28,715)	(28,321)	(394)

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(21,542)	(24,221)	2,679
Other Interest Expense	21,542	24,221	(2,679)

Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
			Increase
	2008	2007	(Decrease)
Capital Expenditures:
Exploration and Production (1)	$86,410	$30,666	$55,744
Pipeline and Storage (2)	19,501	25,371	(5,870)
Utility	13,589	12,709	880
Energy Marketing	2	9	(7)

Total Reportable Segments	119,502	68,755	50,747
All Other	52	982	(930)
Corporate	31	7	24
Eliminations	(344)	—	(344)

Total Capital Expenditures	$119,241	$69,744	$49,497

(1)	Amount for the three months ended December 31, 2008 includes $51.7 million of accrued capital expenditures, the majority of which was for lease acquisitions in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at December 31, 2008 since it represents a non-cash investing activity at that date.

(2)	Amount for the three months ended December 31, 2008 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the three months ended December 31, 2008. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at December 31, 2008.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2008	2007	Normal	Last Year
Buffalo, NY	2,260	2,313	2,094	2.3	10.5
Erie, PA	2,081	2,067	1,871	(0.7)	10.5

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2008	2007	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	1,746	2,826	(1,080)
West Coast	1,022	1,027	(5)
Appalachia	1,851	1,917	(66)

Total Production	4,619	5,770	(1,151)

Average Prices (Per Mcf)
Gulf Coast	$7.04	$7.14	$(0.10)
West Coast	5.02	6.77	(1.75)
Appalachia	8.53	7.45	1.08
Weighted Average	7.19	7.18	0.01
Weighted Average after Hedging	8.90	7.90	1.00

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	128	156	(28)
West Coast	682	629	53
Appalachia	15	37	(22)

Total Production	825	822	3

Average Prices (Per Barrel)
Gulf Coast	$56.19	$89.84	$(33.65)
West Coast	48.01	81.80	(33.79)
Appalachia	69.06	84.12	(15.06)
Weighted Average	49.66	83.43	(33.77)
Weighted Average after Hedging	64.34	72.59	(8.25)

Total Production (MMcfe)	9,569	10,702	(1,133)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.74	$0.52	$0.22
Lease Operating Expense per Mcfe (1)	$1.63	$1.26	$0.37
Depreciation, Depletion & Amortization per Mcfe (1)	$2.42	$2.25	$0.17

(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Nine Months of Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$83.12 / BBL
Gas	7.5 BCF	$9.41 / MCF
Hedging Summary for Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$102.52 / BBL
Gas	3.6 BCF	$10.64 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.1 MMBBL	$125.25 / BBL
Gas	1.5 BCF	$8.29 / MCF
Gross Wells in Process of Drilling
Quarter Ended December 31, 2008

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	1.00	0.00	25.00	26.00
Developmental	1.00	1.00	123.00	125.00
Wells Commenced
Exploratory	0.00	0.00	4.00	4.00
Developmental	0.00	17.00	49.00	66.00
Wells Completed
Exploratory	1.00	0.00	0.00	1.00
Developmental	0.00	10.00	75.00	85.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	2.00	2.00
Developmental	1.00	0.00	0.00	1.00
Wells in Process — End of Period
Exploratory	0.00	0.00	27.00	27.00
Developmental	0.00	8.00	97.00	105.00
Net Wells in Process of Drilling
Quarter Ended December 31, 2008

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	0.29	0.00	24.00	24.29
Developmental	0.30	1.00	122.00	123.30
Wells Commenced
Exploratory	0.00	0.00	2.50	2.50
Developmental	0.00	17.00	49.00	66.00
Wells Completed
Exploratory	0.29	0.00	0.00	0.29
Developmental	0.00	10.00	75.00	85.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	2.00	2.00
Developmental	0.30	0.00	0.00	0.30
Wells in Process — End of Period
Exploratory	0.00	0.00	24.50	24.50
Developmental	0.00	8.00	96.00	104.00

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput- (millions of cubic feet — MMcf)

	Three Months Ended
	December 31,
			Increase
	2008	2007	(Decrease)
Firm Transportation — Affiliated	34,941	31,336	3,605
Firm Transportation — Non-Affiliated	75,374	61,547	13,827
Interruptible Transportation	1,792	1,083	709

	112,107	93,966	18,141

Utility Throughput — (MMcf)

	Three Months Ended
	December 31,
			Increase
	2008	2007	(Decrease)
Retail Sales:
Residential Sales	18,166	17,127	1,039
Commercial Sales	2,911	2,877	34
Industrial Sales	143	123	20

	21,220	20,127	1,093
Off-System Sales	512	1,031	(519)
Transportation	17,473	17,827	(354)

	39,205	38,985	220

Energy Marketing Volumes

	Three Months Ended
	December 31,
			Increase
	2008	2007	(Decrease)
Natural Gas (MMcf)	13,136	10,841	2,295

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2009 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2009 (Diluted earnings per share guidance*)				from prices used in guidance* ^
				$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range			Increase	Decrease	Increase	Decrease
Consolidated Earnings	$1.10	-	$1.30	+ $0.07	- $0.07	+ $0.05	- $0.05

*	Please refer to forward looking statement footnote beginning at page 6 of this document.

^	This sensitivity table is current as of February 4, 2009 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For the last three quarters of its fiscal 2009 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $5.50 per MMBtu for natural gas and $45 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity. This table does not factor in any possible additional reduction to earnings due to future “ceiling test” impairments as described in the text of this earnings release.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2008	2007
Quarter Ended December 31 (unaudited)

Operating Revenues	$607,163,000	$568,268,000

Net Income (Loss) Available for Common Stock	$(42,678,000)	$70,604,000

Earnings (Loss) Per Common Share:
Basic	$(0.54)	$0.84

Diluted	$(0.53)	$0.82

Weighted Average Common Shares:
Used in Basic Calculation	79,289,005	83,611,177

Used in Diluted Calculation	80,167,893	85,819,534

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$2,439,256,000	$2,117,176,000

Income from Continuing Operations	$155,446,000	$221,591,000
Income from Discontinued Operations, Net of Tax	—	131,948,000

Net Income Available for Common Stock	$155,446,000	$353,539,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.91	$2.66
Income from Discontinued Operations	—	1.58

Net Income Available for Common Stock	$1.91	$4.24

Diluted:
Income from Continuing Operations	$1.87	$2.59
Income from Discontinued Operations	—	1.54

Net Income Available for Common Stock	$1.87	$4.13

Weighted Average Common Shares:
Used in Basic Calculation	81,217,898	83,376,508

Used in Diluted Calculation	83,112,216	85,541,214